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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CEDAR-CAMP HILL, LLC


This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of CEDAR-CAMP HILL, LLC (the "Company") is made and entered into to be effective for all purposes as of November 1, 2002 by Cedar Income Fund Partnership, L.P. ("Cedar Partnership"), as the sole equity member and such other persons as may from time to time be admitted as members of the Company in accordance with the terms of this Agreement and the Delaware Act (as that term is hereinafter defined). As used in this Agreement, the term "Member" (whether one or more) shall mean Cedar Partnership and any other persons or entities admitted as a member of the Company in accordance with this Agreement and the Delaware Act (so long as they are members of the Company), each in their capacity as a member of the Company.

                                R E C I T A L S:

         WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101, et seq. (as amended from time to time, the "Delaware Act"), by the filing of a Certificate of Formation for the Company with the Secretary of State of Delaware;

         NOW, THEREFORE, the undersigned hereby adopts the following as its "limited liability company agreement" (as that term is used in the Delaware
Act):

         1. Formation. The Certificate of Formation, the formation of the Company as a limited liability company under the Delaware Act, and all actions taken by Brenda J. Walker, as the authorized person within the meaning of the Delaware Act, who executed and filed the Certificate of Formation, are hereby adopted and ratified. The affairs of the Company and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The Member is hereby authorized and directed to file any necessary amendments to the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware and such other documents as may be required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

         2. Name and Principal Place of Business. The name of the Company is Cedar-Camp Hill, LLC. The Member may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Member may from time to time determine. All business of the Company shall be conducted under such names and title to all assets or property owned by the Company shall be held in such names. The principal place of business and office of the Company shall be c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Suite 304, Port Washington, New York 11050, or at such other place or places as the Member may from time to time designate.




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         3. Registered Agent and Registered Office. The name of the Company's registered agent for service of process shall be The Corporation Trust Company, and the address of the Company's registered agent and the address of the Company's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The registered agent and the registered office of the company may be changed from time to time by the Member.

         4. Term. The term of the Company shall be deemed to have commenced on the filing of the Certificate of Formation in the office of Secretary of State of the State of Delaware and shall continue until December 31, 2050, unless sooner terminated or further extended pursuant to the provisions of this Agreement by the Member. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Delaware Act.

         5. Purpose. The purpose and business of the Company shall be to acquire and own, operate, develop, re-develop, finance, re-finance, lease, manage, sell and otherwise deal with the property known as the Camp Hill Mall, Camp Hill, Pennsylvania (the "Property"), and (ii) engage in any activity and take any action which limited liability companies may take that is incidental, necessary or appropriate to accomplish the foregoing.

         6. Members.

            (a) Cedar Partnership, whose address is set forth opposite its name in the signature page of this Agreement, is the sole member of the Company and shall be shown as such on the books and records of the company. Cedar Partnership was admitted to the Company as a Member upon its execution of a counterpart signature page to this Agreement. Except as expressly permitted by this Agreement, no other person shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without the approval of the Member.

            (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. For purposes of this Section 6, Bankruptcy means, with respect to any person or entity, if such person or entity
(i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,
(iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the person or entity or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the person or entity seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such person's or entity's consent or acquiescence of a trustee, receiver or liquidator of such person or entity or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Delaware Act.






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         7. Management. In accordance with Section 18-402 of the Delaware Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company. Notwithstanding anything to the contrary contained herein, the provisions of this Section 7 are subject to the provisions contained in Section 20 hereof.

         8. Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this
Section 8 may be revoked at any time by the Member. In accordance with the foregoing, the Member hereby appoints Leo S. Ullman as President, Brenda J. Walker as Vice President and Stuart H. Widowski as Secretary.

         9. Initial Capital Contribution. The Member has contributed to the Company an initial contribution to the capital of the Company.

         10. Additional Capital Contributions. The Member is not required to contribute any additional capital to the Company other than the initial contributions heretofore made. The Member will not have any obligation to restore any negative or deficit balance in its capital account, including any negative or deficit balance in its capital account upon liquidation and dissolution of the Company. Any additional funds required by the Company to meet its cash requirements shall, to the extent possible, be provided by Company borrowings from third parties, upon such terms and conditions as determined appropriate by the approval of the Member; provided, however, that in lieu of causing the Company to borrow from third parties, the Member may from time to time make additional capital contributions to the Company.

         11. Tax Matters. The undersigned intend for the Company to be treated as a partnership for federal income tax purposes if the Company has two or more members, and otherwise as an entity that is disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treasury Regulation
Section 301.7701-3.






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         12. Distributions. The Company shall, as soon as reasonably practical, make monthly distributions and biannual adjusting distributions of the Company's net cash flow available for distribution, including distributions of net cash flow from operations, net proceeds of any interim capital transaction and net proceeds available upon dissolution and winding up of the Company (such net cash flow, net proceeds from interim capital transactions and net proceeds upon dissolution and winding up of the Company being herein sometimes referred to as the "Distributable Cash") (in each case after establishment of appropriate and reasonable reserves) to the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company, or any member on behalf of the Company, shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Delaware Act or any other applicable law.

         13. Dissolution and Termination.

             (a) The Company shall be dissolved and its business wound up upon the earliest to occur of any of the following events:

                 (i) The expiration of the term of the Company;

                 (ii) The sale of all or substantially all of the Company's assets.

                 (iii) The termination of the legal existence of the last
             remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Delaware Act; or

                 (iv) The entry of a decree of judicial dissolution under
             Section 18-802 of the Delaware Act.

             Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

             (b) The Company shall not dissolve, liquidate or terminate upon the death, Bankruptcy, insolvency, dissolution, liquidation, termination, resignation, or removal of the Member.






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             (c) Upon dissolution, the Company's business shall be liquidated in an orderly manner. The Member shall act as the liquidating trustee to wind up the business of the Company pursuant to this Agreement. If there shall be no remaining Member, the successor-in-interest of the Member may approve one or more liquidating trustees to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Member or its successors-in-interest.

             (d) In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of property in kind, such property shall be transferred and conveyed to the Member.

             (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation of the Company shall have been canceled in the manner required by the Delaware Act.

         14. Indemnification. The Member shall not be liable to the Company for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Company's business or affairs, except for any such loss, claim, damage or liability primarily attributable to the Member's fraud, gross negligence or willful misconduct. The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Member against any losses, claims damages or liabilities to which the Member may become subject in connection with any matter arising out of or in connection with this Agreement or the Company's business or affairs, except for any such loss, claim, damage or liability primarily attributable to the Member's fraud, gross negligence or willful misconduct. If the Member becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company's business or affairs, the Company shall reimburse the Member for its reasonable legal fees and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that the Member shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that the Member was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than the fraud, gross negligence or willful misconduct of the Member) the foregoing indemnification is unavailable to the Member, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Member as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Member on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. The provisions of this Paragraph 14 shall survive for a period of four (4) years from the date of dissolution of the Company, provided that if at the end of such period there are any actions, proceedings or investigations then pending, the Member may so notify the Company (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Paragraph 14 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Company under this 14 shall be satisfied solely out of Company assets. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company or the Member under this Paragraph 14 shall (i) be in addition to any liability which the Company or the Member may otherwise have and (ii) inure to the benefit of the Member, its affiliates and their respective members, directors, officers, employees, agents and affiliates and any successors, assigns, heirs and personal representatives of such persons.





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         15. Liability of the Member. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the member. Except as otherwise expressly provided in the Delaware Act, the liability of the Member shall be limited to the amount of capital contributions, if any, required to be made by the Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

         16. Waiver of Partition and Nature of Interest in the Company. To the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the termination, dissolution and liquidation of the Company. The Member shall not have any interest in any specific assets of the Company.

         17. Books, Records, Accounting and Reports. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Member. The Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Company. The books of the Company shall be adjusted quarterly to the accrual basis in accordance with generally accepted accounting practices and principles. The Company shall report its operations for tax purposes on the accrual method. The fiscal year of the Company shall end on December 31 of each year, unless a different fiscal year is acceptable by the Code.





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         18. The Company Accountant. The Company shall retain as the regular accountant and auditor for the Company (the "Company Accountant") a nationally-recognized accounting firm designated by the Member. The fees and expenses of the Company Accountant shall be a Company expense.

         19. Miscellaneous.

             (a) Further Assurances. The Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

             (b) Successors and Assigns. This Agreement shall be binding upon the Member and its respective executors, administrators, legal representatives, heirs, successors and assigns.

             (c) Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

             (d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         20. SPE Requirements.

             (a) The Company shall:

                 (i) Maintain books and records separate from any other person or entity;

                 (ii) Maintain its bank accounts separate from any other person or entity;

                 (iii) Not commingle assets with those of any other entity and shall hold all of its assets in its own name;

                 (iv) Conduct its own business in its own name;

                 (v) Pay its own liabilities out of its own funds;

                 (vi) Maintain an arm's length relationship with its affiliates;






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                 (vii) Pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

                 (viii) Not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

                 (ix) Not acquire obligations or securities of its Member;

                 (x) Use separate stationery, invoices and checks;

                 (xi) Hold itself out as a separate entity;

                 (xii) Correct any known misunderstanding regarding its separate identity;

                 (xiii) Maintain adequate capital in light of its contemplated business operations;

                 (xiiiv) Not identify itself as a division of any other person or entity;

                 (xiv) Not hold, form or acquire any subsidiaries;

                 (xvi) Observe all limited liability company formalities; and

                 (xvii) File its tax returns separate from any other entity.

         21. Non-Compliance. Failure of the Company, or the Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.









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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date set forth in the introductory paragraph hereof.


Address                                      Member

c/o Cedar Bay Realty Advisors, Inc.          Cedar Income Fund Partnership, L.P.
44 South Bayles Avenue, Suite 304            By: Cedar Income Fund, Ltd.,
Port Washington, New York 11050                  general partner

                                                   By: _________________________
                                                       Leo S. Ullman, President








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